UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2024

PERCEPTION CAPITAL CORP. IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41039	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 W. 50th Street, #207

Minneapolis, MN 55410

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 456-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	RCFA.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 par value	RCFA	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RCFA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2024, the Board of Directors of Perception Capital Corp. IV (the “Company”) approved the following material agreements:

Warrant Exchange Agreement. Pursuant to the terms of the Warrant Exchange Agreement by and between the Company and its managing sponsor, Perception Capital Partners IV LLC (the “Managing Sponsor”) pursuant to which the Managing Sponsor agreed to exchange its 9,067,500 private placement warrants, each warrant entitling the holder to purchase one Class A ordinary share of the Company at a per share exercise price of $11.50 after completion of an initial business combination for an aggregate of 755,625 Class A Ordinary Shares (the “Exchange Shares”). This equates to a conversion ratio of one Class A ordinary share for each 12 Private Warrants. The Exchange Shares shall rank pari passu with the existing Ordinary Shares, other than that the Exchange Shares shall not confer on the holder thereof (i) any right to receive funds from the Trust Account (as such term is defined in the Company’s articles of association), or (ii) any right to vote on a resolution to approve a Business Combination (as such term is defined in the Company’s articles of association). The Exchange Shares will be restricted securities under the Securities Act of 1933, as amended. A copy of the Warrant Exchange Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Preferred Stock Purchase Agreement. Pursuant to the terms of the Preferred Stock Purchase Agreement, the Company agreed to sell to BCMP Services Limited an aggregate of 609,250 preference shares (the “Preference Shares”) in two tranches for aggregate consideration of $700,000. The Preference Shares shall have no entitlement to the assets of the Trust Account, whether by way of interim distribution or as a distribution in respect of the winding of the Company or otherwise. The Preference Shares shall carry no right to vote on any resolution to approve a Business Combination. Each Preference Share shall automatically convert into 20 Class A Ordinary Shares on the date that is 61 days after completion of the Company’s initial Business Combination. Except as described above and subject to the Company’s governing documents, the Preference Shares will carry the same rights and restrictions as, and shall rank pari passu in all respects with the existing Class A Ordinary Shares of the Company and the Preference Shares and the Class A Ordinary Shares shall vote together as a single class on all matters. A copy of the Preferred Stock Purchase Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Pursuant to the Warrant Exchange Agreement, a total of 755,625 Exchange Shares will be issued in exchange for the cancellation of 9,067,500 Private Placement Warrants. There will not be any additional cash consideration. The Exchange Shares will be issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (together with the related rules and regulations, the “Securities Act”).

On September 9, 2024, the first tranche of the sale of Preference Shares was closed. A total of 435,179 Preference Shares were issued in exchange for cash proceeds of $500,000. The Preference Shares were issued in reliance upon an exemption from registration provided by Rule 506(b) under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit Name
10.1	Warrant Exchange Agreement
10.2	Preferred Stock Purchase Agreement
104	Cover Page Interactive Data File

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

Date: September 11, 2024	PERCEPTION CAPITAL CORP. IV

	By:	/s/ Rick Gaenzle
	Name:	Rick Gaenzle
	Title:	Chief Executive Officer

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